SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017

Vilacto Bio Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55023	46-3883208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Seagram Building, 375 Park Avenue Suite 2607, New York City NY 10152 U.S.A.
(Address of principal executive offices)

Registrant’s telephone number, including area code: +16468937895

Zlato Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2017, our board of directors resolved to increase the number of authorized shares of our common stock, par value $0.001, from 75,000,000 shares to 1,125,000,000 shares. Correspondingly, our board of directors affirmed a forward split of 15 for 1 in which each shareholder will be issued 15 common shares in exchange for 1 common share of their currently issued common stock. Under the Nevada law, shareholder approval was not required.

Prior to approval of the forward split, we had a total of 6,000,000 issued and outstanding common shares, par value $0.001. On the effective date of the forward split, we will have a total of 90,000,000 issued and outstanding common shares, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

On March 13, 2017, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Vilacto Bio Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “ Vilacto Bio Inc.” and our Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

In connection with the forward split and name change, we have the following new CUSIP number: 92686M 109. We have submitted the required information to FINRA and we have been provided an effective date of April 4, 2017. Once effective, our common stock will be quoted under the symbol “ZFLOD” for a period of 20 trading days. After 20 trading days, our common stock will trade under the symbol “VIBI” that more resembles our new name.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Merger, dated March 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zlato, Inc.

/s/ Gert Andersen

Gert Andersen

Chief Executive Officer

Date: April 5, 2017

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